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Exhibit 99.3

                                   FCNB CORP
                      1997 STOCK OPTION PLAN FOR DIRECTORS

   1. Purpose of the Plan.

   The purpose of this Plan is to advance the interests of the Company through providing its Directors with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available Directors and to provide additional incentives to Directors of the Company to promote the success of the business.

    2. Definitions.

    As used herein, the following definitions shall apply.

    (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

    (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

    (c) "Bank" shall mean FCNB Bank.

    (d) "Board" shall mean the Board of Directors of the Company.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (f) "Committee" shall mean not only the Human Resources Committee consisting of at least two Non-Employee Directors appointed by the Board in accordance with Paragraph 5(a) hereof, but also the Board.

    (g) "Common Stock" shall mean the common stock of the Company. (h) "Company" shall mean FCNB Corp.

    (i) "Continuous Service" shall mean the absence of any interruption or termination of service as a Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

    (j) "Director" shall mean any member of the Board who is not an Employee.

    (k) "Effective Date" shall mean the date specified in Paragraph 12 hereof.

    (l) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

    (m) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

    (n) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

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    (o) "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

    (p) "Option" means a stock option or Reload Option granted pursuant to the Plan. Options granted pursuant to the Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

    (q) "Optioned Shares" shall mean Shares purchased pursuant to the exercise of an Option.

    (r) "Participant" shall mean any Director who at the time receives an Option grant pursuant to Paragraph 6.

    (s) "Reload Option" shall mean an Option granted pursuant to Paragraph
6(d).

    (t) "Plan" shall mean this FCNB Corp 1997 Stock Option Plan. (u) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

    (v) "Share" shall mean one share of Common Stock.

    3. Term of the Plan and Options.

    (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 14 hereof. No Option shall be granted under the Plan after ten years from the Effective Date.

   (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years.

    4. Shares Subject to the Plan.

    Subject to the adjustments required under Paragraph 9, the aggregate number of Shares deliverable pursuant to Options shall not exceed 250,000 Shares. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Options should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

    5. Administration of the Plan.

    (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

    (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Options, (ii) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

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    (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to the Option, and its expiration date, (iii) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option. The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Options.

    (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

    (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

    6. Grant of Options.

    (a) General Rule. Subject to Paragraph 12 hereof, the Committee shall have the discretion to grant Options to Directors (including members of the Committee).

    (b) Automatic Grants. Subject to Paragraph 12 hereof, each Participant who is a non-Employee Director on the Effective Date will receive an Option to purchase 1,750 Shares. On the day after each annual meeting of the Company's stockholders (beginning with 1998), each Participant who is then a non-Employee Director will receive an Option to purchase 1,750 Shares.

    (c) Terms of Grants. With respect to each of the above-named Participants, the Option granted to the Participant hereunder (i) have an Exercise Price determined in Paragraph 7 of the Plan, (ii) shall be immediately exercisable, in accordance with Paragraph 8, (iii) shall have a term of ten years from the Effective Date, and (iv) shall be subject to the general rule set forth in Paragraph 8(c) with respect to the effect of a Participant's termination of Continuous Service on the Participant's right to exercise his or her Options.

    (d) Reload of Options. If a Participant exercises an Option at any time and from time to time within three years of its grant date, the Participant will receive a Reload Option to purchase a number of Shares equal to the number of Shares purchased upon exercise of the Option; provided the Participant is a non-Employee Director when the Option is exercised; and provided further that grants of Reload Options shall be made only to the extent there are still Shares remaining from total number of Shares authorized under Paragraph 4. On the day on which the Shares authorized under the Plan in Paragraph 4 are fully depleted, any Participants exercising Options and determined to be entitled to a grant of Reload Options will have their Reload Options reduced pro rata based on the number of Optioned Shares purchased on that day. The Exercise Price for the Reload Option will be the Market Value of the underlying Shares on the grant date of the Reload Option. The exercise of a Reload Option will not trigger another Option grant.

    7. Exercise Price for Options.

    (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall equal 100% of the Market Value of the Optioned Shares on the date of grant.

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    (b) Standards for Determining Exercise Price. If the Common Stock is
listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Market Value shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

    8. Exercise of Options and Reload Options.

    (a) Generally. Subject to Paragraph 12 hereof, each Option shall become fully (100%) exercisable immediately upon the date of its grant. An Option may not be exercised for a fractional Share. A Reload Option becomes exercisable one year after its grant date, provided that a Participant shall forfeit a Reload Option upon selling any Optioned Shares that triggered its grant within one year of the date of grant of the Reload Option.

    (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the Option being exercised.

    (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is a Director and has maintained Continuous Service from the date of the grant of the Option, or within two years after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire).

    (d) Mandatory Six-Month Holding Period. Notwithstanding any other provision of this Plan to the contrary, Optioned Shares may not be sold within the six-month period following the grant of that Option, provided that such six-month holding period shall not apply in the event of a transaction described in Paragraph 9(b) hereof.

    9. Effect of Changes in Common Stock Subject to the Plan.

    (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

    (b) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the Exercise Price thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

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    (c) Conditions and Restrictions on New, Additional, or Different Shares
or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

    (d) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

    10. Non-Transferability of Options.

    Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Options pursuant to this Paragraph 10. Options which are transferred pursuant to this Paragraph 10 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

    11. Time of Granting Options.

    The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

    12. Effective Date.

    The Plan shall become effective upon its adoption by the Board, subject to approval of the Plan by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws. Any Options granted prior to approval of the Plan by the stockholders of the Company shall be contingent on such approval, and shall not be exercisable prior thereto.

    13. Modification of Options.

    At any time, and from time to time, the Committee may direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

    14. Amendment and Termination of the Plan.

    The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

    15. Conditions Upon Issuance of Shares.

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    (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

    (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

    (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

    16. Reservation of Shares.

    The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

    17. No Employment or Other Rights.

    In no event shall a Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director to continue service as a Director with the Company, the Bank, or any Affiliate of such corporations. No Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. However, a Director who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

    18. Governing Law.

    The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.